SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: January 26, 2006
(Date of Earliest Event Reported)
Jefferson-Pilot Corporation
(Exact name of registrant as specified in its charter)

North Carolina	1-5955	56-0896180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number	Identification No.)
100 North Greene Street, Greensboro, North Carolina 27401
(Address of principal executive offices)                     (Zip Code)
(336) 691-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 26, 2006, Jefferson-Pilot Corporation (“Corporation”), Lincoln National Corporation, an Indiana Corporation, (“Lincoln”), Quartz Corporation, a North Carolina Corporation, and Lincoln JP Holdings, L.P., an Indiana limited partnership, entered into Amendment No. 1 to the Agreement and Plan of Merger. We amended the terms of the Agreement and Plan of Merger dated as of October 9, 2005 among the Corporation, Lincoln, and Quartz Corporation (“Merger Agreement”).
The amendments, among other things:
Add an Indiana limited partnership wholly owned by Lincoln as a party to the Merger Agreement and substitute the partnership as the merger survivor;

Add flexibility for mailing the cash/stock election forms later and separately from the Corporation’s proxy materials for its March 20 shareholders meeting; and

Provide that the cash/stock election deadline for the Corporation’s shareholders shall be March 28, 2006, except that the Corporation and Lincoln can extend the deadline to a date four business days before the expected closing date if closing is reasonably expected to be after April 3, 2006, with a joint press release announcement of any extended election deadline not later than the business day before the deadline or any extended deadline.
A copy of Amendment No. 1 is attached as an exhibit and is incorporated by reference. This description of the amendments is qualified in its entirety by reference to Amendment No. 1.
Item 9.01 Financial Statements and Exhibits.
(c.)     Exhibits. The following exhibit is included:

Exhibit	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of January 26, 2006, among Jefferson-Pilot Corporation, Lincoln National Corporation, Quartz Corporation, and Lincoln JP Holdings, L.P.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JEFFERSON-PILOT CORPORATION

Dated: January 31, 2006	By: /s/ Robert A. Reed

Name: Robert A. Reed Title: Vice President

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